Exhibit 21.1
lululemon athletica inc.
SUBSIDIARIES OF THE REGISTRANT
Listed below are the subsidiaries of lululemon athletica inc. as of February 1, 2015. The list indicates the respective jurisdiction of incorporation or organization of each entity.
DELAWARE
8890 LLC
NEVADA
lululemon usa inc.
ivivva usa inc.
ALBERTA
Lululemon Callco ULC
BRITISH COLUMBIA
Lulu Canadian Holding Inc.
lululemon athletica canada inc.
0902600 B.C. Ltd.
ivivva athletica canada inc.
Constellation Capital Ltd.
410 Bernard Avenue Holdings Ltd.
CANADA
7923040 Canada Inc.
VICTORIA
lululemon athletica australia holding Pty Ltd.
lululemon australia Pty Ltd.
NEW ZEALAND
lululemon athletica new zealand limited
HONG KONG
lululemon Hong Kong Limited
JAPAN
lululemon athletica JP GK(1)
PEOPLE’S REPUBLIC OF CHINA
lululemon athletica Trading (Shanghai) Co., ltd.(1)
KOREA
lululemon athletica KR ltd.
MALAYSIA
lululemon athletica Malaysia Sdn. Bhd.
SINGAPORE
lululemon athletica SG Pte. ltd.

TAIWAN
lululemon athletica TW ltd.(1)
FRANCE
lululemon athletica FR SARL
GERMANY
lululemon athletica DE GmbH

LUXEMBOURG
lululemon LU holdings S.a.r.l.
NETHERLANDS
lululemon athletica NL BV
SWEDEN
lululemon Sweden AB
SWITZERLAND
lululemon athletica CH GmbH
UNITED KINGDOM
lululemon athletica UK ltd.

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(1)	This is the English equivalent name.